SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 24, 2005

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

1700 Lincoln Street, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Award of Bonuses for 2004 Performance

On February 24, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Newmont Mining Corporation (the “Corporation”) awarded annual cash incentives for 2004 to the Corporation’s Chief Executive Officer and the Corporation’s other four most highly compensated executive officers in 2004 (the “named executive officers”) in the amounts set forth below. Annual cash incentive awards were made pursuant to the Corporation’s Annual Incentive Compensation Payroll Practice (“AICP”). The named executive officers (and other senior management) are eligible to receive both a corporate performance bonus and a personal performance bonus. Participants in the AICP are assigned target awards as a percentage of their eligible base salary. Target award percentages increase at higher management levels to 100% of eligible base salary in the case of the Chief Executive Officer. The weight of corporate performance and personal performance factors varies by participant.

The 2004 corporate performance bonus is paid in cash based on achievement of corporate performance goals, which consist of (a) certain goals relating to net asset value, (b) certain reserve replacement goals, (c) certain free cash flow goals, and (d) an earnings goal. All of these performance goals were established by the Committee. The AICP bonus amount depends on the Corporation’s performance against these goals. If the Corporation meets the goals, each eligible employee receives a payment equal to his or her target award percentage; if the Corporation exceeds the goals, the payment can increase to as high as 200% of the target award percentage; if the Corporation does not meet the goals, the payment can decrease and, if the Corporation fails to achieve certain threshold performance, the payment will not be made at all. In 2004, the Corporation achieved a corporate performance percentage of 106.6% of target performance, based on the Corporation’s actual performance results as compared to the 2004 corporate performance goals.

The personal performance bonus is also paid in cash. Target bonus levels are determined by the grade level of each respective executive officer or other AICP participant, and payouts are based on an evaluation of each executive’s personal contribution to the Corporation. In 2004, the maximum payout percentage for the personal performance bonus was 150% of the target level for the grade (with awards paid above the target level based on exemplary performance). Performance deemed to fall below expectations results in a payment below the target level, or in some cases no payment at all. In 2004, personal performance awards to the named executive officers and other AICP participants were based on certain factors such as the individual goals and accomplishments of the relevant executive officer or other AICP participant, as well as his or her contributions to the positive results realized by the Corporation during 2004.

In 2003, the Corporation eliminated the Intermediate Term Incentive Compensation Plan (“ITIP”), which paid bonuses in the form of cash and restricted stock based on a consolidated three-year performance measurement. The elimination of the ITIP resulted in a reduction in total direct compensation for the executive team. In order to address this reduction, the Committee approved cash transition payments over three years to those executives who previously participated in the ITIP. The transition payments are also based on the Corporation’s achievement of corporate performance goals under the AICP, in which the Corporation achieved a corporate performance percentage of 106.6% of target performance based on the Corporation’s actual performance during 2004.

The following chart represents cash payments awarded to the named executive officers under the AICP and the transition payments described above for performance in 2004:

Name and Title	Corporate Performance Bonus	Personal Performance Bonus	Transition Payment
Wayne W. Murdy, Chairman and Chief Financial Officer	$562,448	$298,856	$320,466
Pierre Lassonde, President	323,965	207,209	139,928
David H. Francisco, Executive Vice President, Operations	241,449	130,238	108,391
Bruce D. Hansen, Senior Vice President and Chief Financial Officer	190,548	111,719	88,068
John A. S. Dow, Executive Vice President	188,775	110,680	90,777

On February 24, 2005, the Committee also awarded restricted stock (or, in the case of Mr. Lassonde, restricted stock units) based on the Corporation’s performance. Restricted stock awards are intended to reward the named executive officers and other eligible executives based on the attainment of corporate performance goals established by the Committee, which track the corporate performance goals established under the AICP, as described above. If the Corporation meets the corporate performance goals, each eligible executive will receive an award of stock or units equal to his or her target award percentage; if the Corporation exceeds the goals, the award can increase to as high as 200% of the target award percentage; if the Corporation does not meet the goals, the award can decrease and, if the Corporation fails to achieve certain threshold performance, the award will not be made at all. The named executive officers and other eligible executives have been assigned target awards based upon a percentage of their eligible base salary, which ranged from 75% to 135% for 2004 for the named executive officers. In 2004, the Corporation achieved a corporate performance percentage of 106.6% of target performance, based on the Corporation’s actual performance results as compared to the 2004 performance goals. On February 24, 2005, as a result of meeting the corporate performance goals for 2004, the Committee made restricted stock awards for 2004 in the form of restricted stock of Newmont Common Stock or restricted stock units under the Newmont Mining Corporation 1999 Employees Stock Plan, with such stock or units vesting in equal installments over three years. The named executive officers were awarded the following amounts of restricted stock or units of Newmont Common Stock for 2004:

Restricted Stock Awarded
Wayne W. Murdy	25,427
Pierre Lassonde	13,216
David H. Francisco	9,209
Bruce D. Hansen	7,268
John A. S. Dow	7,200

The terms of the restricted stock and restricted stock units are governed by the Newmont Mining Corporation 1999 Employees Stock Plan and are subject to the restrictions set forth in the standard form of award agreements which are delivered to each executive. Copies of the forms of agreement under which such restricted stock or restricted stock unit awards were made are attached hereto as Exhibits 10.1 and 10.2, respectively.

Establishment of 2005 Performance Targets

The Committee also established and approved on February 24, 2005 certain goals relating to the corporate performance targets for the 2005 AICP, according to which annual cash incentives, restricted stock awards and cash transition payments will be determined for 2005. The performance targets for 2005 consist of five performance factors, with equal weighting, which measure achievement of certain goals relating to (a) net asset value, (b) replacement of proven and probably reserves, (c) free cash flow, (d) earnings per share, and (e) gross margin.

Base Salaries

On February 24, 2005 (and February 1, 2004 in the case of Mr. Murdy), the Committee approved the annual base salaries of the Corporation’s named executive officers after a review of personal performance and competitive market data. Such salaries are effective February 1, 2005, except in the case of Mr. Murdy, whose 2005 salary was effective January 1, 2005. The following table sets forth the base salaries for the named executive officers for 2005 and well as 2004:

Name	Year	Base Salary
Wayne W. Murdy	2005 2004	$ $	900,000 800,000

Pierre Lassonde	2005 2004	$ $	632,245 591,360

David H. Francisco	2005 2004	$ $	500,000 456,000

Bruce D. Hansen	2005 2004	$ $	405,000 360,000

John A.S. Dow	2005 2004	$ $	356,000 356,000	[1]

[1]	Mr. Dow retired on March 1, 2005. Therefore, his salary was not revised for 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Award Agreement used for the Executive Officers pursuant to the Newmont Mining Corporation 1999 Employees Stock Plan

10.2	Form of Restricted Stock Unit Agreement used for the Executive Officers pursuant to the Newmont Mining Corporation 1999 Employee Stock Plan.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: March 2, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Award Agreement used for the Executive Officers pursuant to the Newmont Mining Corporation 1999 Employees Stock Plan

10.2	Form of Restricted Stock Unit Agreement used for the Executive Officers pursuant to the Newmont Mining Corporation 1999 Employee Stock Plan

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